Execution Copy

PURCHASE AGREEMENT

between

BANK ONE, NATIONAL ASSOCIATION,

as Transferor

and

BANK ONE AUTO SECURITIZATION LLC,

as Purchaser

Dated as of August 29, 2003

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1

SECTION 1.1.

Definitions

1

SECTION 1.2.

Other Interpretive Provisions

1

ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

1

SECTION 2.1.

Purchase and Sale of Receivables.

1

SECTION 2.2.

Receivables Purchase Price

1

SECTION 2.3.

Transferor’s Repurchase Right

1

ARTICLE III

REPRESENTATIONS AND WARRANTIES

1

SECTION 3.1.

Representations, Warranties and Covenants of the Purchaser

1

SECTION 3.2.

Representations and Warranties of the Transferor.

1

SECTION 3.3.

Representations and Warranties as to Each Receivable.

1

SECTION 3.4.

Repurchase upon Breach

1

ARTICLE IV

COVENANTS OF THE TRANSFEROR

1

SECTION 4.1.

Protection of Title to the Transferor Assets

1

ARTICLE V

MISCELLANEOUS PROVISIONS

1

SECTION 5.1.

Obligations of the Transferor

1

SECTION 5.2.

The Transferor’s Assignment of Purchased Receivables

1

SECTION 5.3.

Subsequent Transfer to Issuer and Indenture Trustee

1

SECTION 5.4.

Amendment

1

SECTION 5.5.

Waivers

1

SECTION 5.6.

Notices

1

SECTION 5.7.

Costs and Expenses

1

SECTION 5.8.

Representations to Survive

1

SECTION 5.9.

Governing Law

1

SECTION 5.10.

Counterparts

Exhibit A  Location of Bank One, National Association and the Purchaser

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”) is made as of this 29th day of August, 2003 by and between BANK ONE, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (the “Transferor”), and BANK ONE AUTO SECURITIZATION LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, in the regular course of its business, the Transferor purchases Motor Vehicle Loans secured by new and used automobiles and light trucks from motor vehicle dealers;

WHEREAS, the Purchaser desires to purchase from the Transferor a portfolio of Motor Vehicle Loans arising in connection with Motor Vehicle Loans purchased by the Transferor from Dealers; and

WHEREAS, the Transferor is willing to sell such Motor Vehicle Loans to the Purchaser.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Definitions.  Capitalized terms are used in this Agreement as defined in Appendix X to the Sale and Servicing Agreement dated as of August 29, 2003 (the “Sale and Servicing Agreement”), among Bank One Auto Securitization Trust 2003-1, as issuer, the Purchaser, as Seller, Bank One, National Association, as Servicer and JPMorgan Chase Bank, as Indenture Trustee, as the same may be amended and supplemented from time to time.

SECTION 1.2.  Other Interpretive Provisions.  For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any Person include that Person’s successors and assigns; (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (h) terms shall be equally applicable to both the singular and the plural forms thereof.

ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

SECTION 2.1.  Purchase and Sale of Receivables.

Effective as of the Closing Date and immediately prior to the transactions pursuant to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, the Transferor does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, subject to the obligations herein, all right, title and interest of the Transferor in and to (the “Transferor Assets”):

(i)

the Receivables, and all monies received thereon after the Cutoff Date;

(ii)

the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Transferor in the Financed Vehicles and any other property that shall secure the Receivables;

(iii)

any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors or from claims under any lender’s single interest insurance policy naming the Transferor as an insured;

(iv)

any rebates of premiums relating to Insurance Policies and rebates of other items such as extended warranties financed under the Receivables, in each case, to the extent the Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related Receivable;

(v)

any proceeds from (A) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, or (B) the repossession of the Financed Vehicle resulting from a default by an Obligor under the applicable Motor Vehicle Loan;

(vi)

any instrument or document relating to the Receivables; and

(vii)

the proceeds of any and all of the foregoing.

The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Transferor to the Obligors, the Dealers or any other Person in connection with the Transferor Assets.

It is the express intention of the Transferor and the Purchaser that (i) the assignment and transfer herein contemplated constitute a sale of the Transferor Assets, conveying good title thereto free and clear of any liens, encumbrances, security interests or rights of other Persons, from the Transferor to the Purchaser and (ii) the Transferor Assets described above not be a part of the Transferor’s estate in the event of receivership or conservatorship of the Transferor.  If, notwithstanding the intention of the Transferor and the Purchaser, such conveyance is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale, the Transferor hereby grants, and the parties intend that the Transferor shall have granted, to the Purchaser a first priority perfected security interest in all of the Transferor’s right, title and interest in the Transferor Assets, and that this Agreement shall constitute a security agreement under applicable law and the Purchaser shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions.  Notwithstanding the foregoing, the Transferor intends on treating the sale of the Transferor Assets as a financing for accounting purposes.

SECTION 2.2.  Receivables Purchase Price.  In consideration for the Transferor Assets, the Purchaser shall, on the Closing Date, pay to the Transferor the Receivables Purchase Price.  The “Receivables Purchase Price” shall be $720,924,206.93 in cash and the Certificates.

SECTION 2.3.  Transferor’s Repurchase Right.  The Transferor shall have the right to repurchase an aggregate amount of 2% of the Receivables (by outstanding principal balance) exercisable at any time, as of the first day of a calendar month, not including any Receivables repurchased pursuant to Section 3.4.  The percent of Receivables that the Transferor may repurchase pursuant to this Section 2.3 shall be reduced with respect to each previous repurchase by the quotient of (i) the outstanding principal balance of Receivables repurchased at such time pursuant to this Section 2.3 divided by (ii) the Pool Balance at the time of such repurchase.

ARTICLE  III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations, Warranties and Covenants of the Purchaser.  The Purchaser hereby makes the following representations and warranties upon which the Transferor may rely.  Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser.

(a)

Organization and Good Standing.  The Purchaser is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are at present owned and such business is at present conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)

Due Qualification.  The Purchaser is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and in which the failure to do so would materially and adversely affect the Purchaser’s performance of its obligations under, or the validity or enforceability of, this Agreement.

(c)

Due Authorization.  The execution, delivery, and performance of this Agreement have been duly authorized by the Purchaser by all necessary corporate action on the part of the Purchaser and this Agreement will remain, from the time of its execution, an official record of the Purchaser.

(d)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors’ rights in general and subject to general principles of equity (whether applied in a proceeding at law or in equity).

(e)

No Violation. The execution and delivery of this Agreement by the Purchaser, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Purchaser, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Purchaser or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound.

(f)

No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Purchaser, threatened against the Purchaser before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g)

Compliance with Requirements of Law.  The Purchaser shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under Requirements of Law and will comply in all material respects with all other Requirements of Law the failure to comply with which would have a material adverse effect on the Purchaser’s performance of its obligations under this Agreement.

(h)

All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser and the performance of the transactions contemplated by this Agreement by the Purchaser, have been duly obtained, effected or given and are in full force and effect, except those consents, orders or approvals which would not materially and adversely affect the Purchaser’s performance of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 3.2.  Representations and Warranties of the Transferor.

The Transferor hereby makes the following representations and warranties upon which the Purchaser may rely.  Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Transferor Assets to the Purchaser.

(a)

Organization and Good Standing.  The Transferor is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has full corporate power, authority and legal right to own its properties and conduct its motor vehicle retail installment sale contract business as such properties are at present owned and such business is at present conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Transferor Assets pursuant to Article II.

(b)

Due Qualification.  The Transferor is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the origination and servicing of the Receivables) shall require such qualifications and in which the failure to do so would materially and adversely affect the Purchaser’s performance of its obligations under, the validity or enforceability of, this Agreement or the Transferor Assets.

(c)

Due Authorization.  The Transferor has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the Transferor Assets; and the execution , delivery and performance of this Agreement has been duly authorized by the Transferor by all necessary banking action.

(d)

Valid Sale; Binding Obligation.  The Transferor intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other properties and rights included in the Transferor Assets conveyed by the Transferor to the Purchaser hereunder, enforceable against creditors of and purchasers from the Transferor; this Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as enforceability may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally.

(e)

No Violation. The execution and delivery of this Agreement by the Transferor, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Transferor or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it is bound.

(f)

No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g)

Compliance with Requirements of Law.  The Transferor shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under Requirements of Law and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on the Transferor’s performance of its obligations under this Agreement.

(h)

All Consents.  All authorizations, consents, order or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery of this Agreement by the Transferor and the performance of the transactions contemplated by this Agreement by the Transferor, have been duly obtained, effected or given and are in full force and effect, except those consents, orders or approvals which would not materially and adversely affect the Purchaser’s performance of its obligations under, or the validity or enforceability of, this Agreement.

(i)

Official Record.  This Agreement has been approved by Bank One, National Association’s board of directors, which approval is reflected in the minutes of such board, and shall continuously from time to time of each such document’s execution, be maintained as an official record of the Transferor.

SECTION 3.3.  Representations and Warranties as to Each Receivable.

The Transferor hereby makes the following representations and warranties as to each Receivable conveyed by it to the Purchaser hereunder on which the Purchaser shall rely in acquiring the Receivables.  Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser hereunder, the subsequent sale, transfer and assignment of the Receivables to the Issuer under the Sale and Servicing Agreement, and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)

Characteristics of Receivables.  The Receivable has been fully and properly executed by the parties thereto and (i) has been originated by a Dealer and has been purchased by the Transferor or its predecessors in interest (or by an Affiliate of the Transferor and sold by such Affiliate to the Transferor) in the ordinary course of their business, (ii) was underwritten in accordance with the Transferor’s underwriting standards, (iii) is secured by a valid, subsisting, binding and enforceable first priority security interest in the Financed Vehicle in favor of the applicable originator (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), or all necessary action with respect to the Receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of the applicable originator, which security interest is assignable together with such Receivable, and has been so assigned to the Purchaser, and subsequently assigned to Issuer pursuant to the Sale and Servicing Agreement, and pledged to Indenture Trustee pursuant to the Indenture, (iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (v) provided, at origination, for level monthly payments (provided that the amount of the first or last payment may be minimally different), which fully amortize the Initial Principal Balance over the original term, (vi) provides for interest at the Contract Rate specified in the Schedule of Receivables, and (vii) was originated in the United States.

(b)

Individual Characteristics.  The Receivables have the following individual characteristics as of the Cutoff Date; (i) each Receivable has a Contract Rate of not less than 0.00% and not more than 18.00%; (ii) each Receivable had an original term to maturity of not more than 72 months and of not less than 18 months and each Receivable has a remaining term to maturity, as of the Cutoff Date, of 10 months or more; (iii) each Receivable had an Initial Principal Balance less than or equal to $54,198.49; (iv) each Receivable has a Cutoff Date Principal Balance of greater than or equal to $1,000.12; (v) no Receivable has a scheduled maturity date later than May 24, 2009; (vi) no Receivable was more than one payment cycle past due as of the Cutoff Date; (vii) no Obligor on any Receivable was noted in the related records of the Transferor as being the subject of any pending bankruptcy or insolvency proceeding as of the Cutoff Date; (viii) no Receivable is subject to a force placed Physical Damage Insurance Policy on the related Financed Vehicle; (xii) each Receivable is a Simple Interest Receivable; (ix) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of the Receivable; (x) each Receivable was originated in the United States of America; and (xi) each Receivable provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment.  No selection procedures believed by the Transferor to be materially adverse to the Noteholders were used in selecting the Receivables.

(c)

Schedule of Receivables.  The information with respect to each Receivable set forth in the Schedule of Receivables, including (without limitation) the account number, the Cutoff Date Principal Balance, the maturity date and the Contract Rate, was true and correct in all material respects as of the close of business on the Cutoff Date.

(d)

Compliance with Law.  The Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

(e)

Binding Obligation.  The Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, liquidation, or other similar laws and equitable principles affecting the enforcement of creditors’ rights generally, and the Receivable is not subject to any right of rescission, setoff, claim, counterclaim or defense, including the defense of usury.

(f)

Lien in Force.  The Receivable has not been satisfied, subordinated or rescinded and the Transferor has not taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by the Receivable in whole or in part.

(g)

No Amendment or Waiver.  No material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as are reflected in the Receivable File, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this Section.

(h)

No Liens.  There are no Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

(i)

No Default or Repossession.  Except for payment delinquencies continuing for a period of less than one payment cycle, as of the Cutoff Date, the Transferor has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any Receivable exists, and the Transferor has no knowledge that a continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists.  The Receivable is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement.

(j)

Insurance.  The Receivable requires the Obligor to insure the Financed Vehicle under a Physical Damage Insurance Policy, pay the premiums for such insurance and keep such insurance in full force and effect.

(k)

Good Title.  It is the intention of the Transferor that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Transferor to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Transferor’s estate in the event of the bankruptcy, insolvency, conservatorship or receivership of the Transferor.  No Receivable has been sold, transferred, assigned, or pledged by the Transferor to any Person other than the Purchaser.  Immediately prior to the transfer and assignment herein contemplated, the Transferor had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to the Purchaser and immediately upon the transfer and assignment of the Receivable to the Purchaser, the Purchaser shall have good and marketable title to the Receivable, free and clear of any Lien.  The Purchaser’s interest in the Receivable resulting from the transfer has been perfected under the UCC.  All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Receivables, to give the Issuer a first priority perfected ownership interest in the Receivables, and to give the Indenture Trustee a first priority perfected security interest in the Receivables, shall have been presented to the Indenture Trustee for filing in the appropriate filing offices.  Upon such filing by the Indenture Trustee, the Indenture Trustee will have a first priority perfected security interest in the Receivables.

(l)

Obligations.  The Transferor has duly fulfilled all material obligations on its part to be fulfilled under, or in connection with, the Receivable.

(m)

Chattel Paper.  Each Receivable constitutes either “tangible chattel paper” or “electronic chattel paper” within the meaning of the relevant UCC.  In the case of a Receivable constituting “tangible chattel paper” within the meaning of the relevant UCC, there is no more than one original executed copy of such Receivable, which immediately prior to the delivery thereof to the Servicer (as custodian) for the Issuer, was in the possession of the Transferor.  In the case of a Receivable constituting “electronic chattel paper” within the meaning of the relevant UCC, (i) there is no more than one authoritative copy of such Receivable which (A) is unique, identifiable and unalterable, (B) has been marked with a unique encrypted numerical identifier and (C) was communicated to and maintained by the Transferor, and (ii) the Transferor has not communicated an authoritative copy of such Receivable to any Person.

(n)

No Government Obligor.  The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(o)

Marking Records.  By the Closing Date, the Transferor shall have caused the portions of the Transferor’s electronic master record of Motor Vehicle Loans relating to the Receivables to be clearly and unambiguously marked to show that the Receivable is owned by the Purchaser or the Issuer.

(p)

No Assignment.  As of the Closing Date, the Transferor shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable, that is senior to, or equal with, that of the Purchaser.

(q)

Lawful Assignment.  The Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Receivable hereunder are unlawful, void or voidable.  The Transferor has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

(r)

Composition of Receivable.  No Receivable has a Principal Balance which includes capitalized interest, late charges or amounts attributable to the payment of the premium for any Physical Damage Insurance Policy.

(s)

Database File.  The information included with respect to each Receivable in the database file delivered pursuant to Section 4.9(b) of the Sale and Servicing Agreement is accurate and complete in all material respects.

(t)

Amounts.  The Original Pool Balance was $733,163,743.80.

(u)

States.  No Receivable was originated by or through a Dealer located in the States of Maine, Maryland, Pennsylvania or Arizona.

SECTION 3.4.  Repurchase upon Breach.  The Transferor or the Purchaser, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations or warranties made by the Transferor in Section 3.3; provided that the failure to give such notice shall not affect any obligation of the Transferor.  If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day (or if the Transferor elects, an earlier day) after the date on which the Transferor becomes aware of, or receives written notice from the Purchaser of, such breach or failure, and such breach or failure materially and adversely affects the interests of the Issuer and the Holders in any Receivable, the Transferor shall repurchase each such Receivable from the Purchaser, or its successors or assigns, as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period, which amount shall be deposited in the Collection Account pursuant to the provisions of the Sale and Servicing Agreement.  Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in Section 3.3 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of the Purchaser, or its successors or assigns, to receive and retain payment in full on such Receivable.  In consideration of the purchase of a Receivable hereunder, the Transferor shall (unless otherwise directed by the Purchaser, or its successors or assigns, in writing) deposit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the manner specified in Section 5.4 of the Sale and Servicing Agreement.  Upon the payment of such purchase price by the Transferor, the Purchaser shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation as shall be necessary to vest in the Transferor or its designee any Receivable repurchased pursuant hereto.  The sole remedy of the Purchaser and its successor or assigns with respect to a breach or failure to be true of the warranties made by the Transferor pursuant to Section 3.3, shall be to require the Transferor to repurchase Receivables pursuant to this Section.

ARTICLE  IV

COVENANTS OF THE TRANSFEROR

The Transferor covenants and agrees with the Purchaser as follows:

SECTION 4.1.  Protection of Title to the Transferor Assets.  (a)  The Transferor shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser, the Owner Trustee and the Indenture Trustee in the Receivables and the proceeds thereof.  The Transferor shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)

Within 15 days after the Transferor makes any change in its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of § 9-507 of the UCC, the Transferor shall give the Purchaser, the Owner Trustee and Indenture Trustee written notice thereof and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

(c)

The Transferor shall maintain its computer systems relating to installment loan recordkeeping so that, from and after the time of sale under this Agreement of its Receivables, the Transferor’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser, the Issuer and the Indenture Trustee in such Receivable and that such Receivable has been sold to the Purchaser and by the Purchaser to the Issuer and is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture.  Indication of the Purchaser’s, the Issuer’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Transferor’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by the Transferor or purchased by the Servicer.

(d)

If at any time the Transferor shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Transferor shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to the Purchaser and then sold by the Purchaser to the Issuer and pledged to the Indenture Trustee.

(e)

The Transferor shall, upon receipt by the Transferor of reasonable prior notice, permit the Purchaser, the Owner Trustee and the Indenture Trustee, and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Transferor’s records regarding any Receivable.

(f)

Reserved.

(g)

The Transferor shall deliver or cause to be delivered to the Purchaser, the Owner Trustee and the Indenture Trustee:

(1)

promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2)

within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than four months after the Cutoff Date and until there are no Outstanding Notes, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Purchaser in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

ARTICLE  V

MISCELLANEOUS PROVISIONS

SECTION 5.1.  Obligations of the Transferor.  The obligations of the Transferor under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

SECTION 5.2.  The Transferor’s Assignment of Purchased Receivables.  With respect to all Receivables repurchased by the Transferor pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Transferor all the Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

SECTION 5.3.  Subsequent Transfer to Issuer and Indenture Trustee.  The Transferor acknowledges that:

(a)

The Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to Issuer and assign its rights under this Agreement to the Owner Trustee for the benefit of the Noteholders and the Certificateholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Section 3.4 hereof are intended to benefit the Issuer, the Owner Trustee, the Noteholders and the Certificateholders.  The Transferor hereby consents to such sale and assignment.

(b)

Issuer will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 3.4 are intended to benefit the Indenture Trustee and the Noteholders.

SECTION 5.4.  Amendment.  (a)  This Agreement may be amended by the Transferor and the Purchaser, without the consent of any of the Owner Trustee, Indenture Trustee, the Noteholders, the Certificateholders or any other person to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Purchaser, the Owner Trustee and the Indenture Trustee or the satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

(b)

This Agreement may also be amended from time to time by the Transferor and the Purchaser, with the consent of the Holders of Notes evidencing at least a majority of the Outstanding Principal Amount of the Notes (voting together as a single class) and the consent of the Holders of Certificates evidencing at least a majority of the Certificate Percentage Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes and the Certificate Percentage Interests, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders of all the outstanding Certificates of each class affected thereby.

(c)

Prior to the execution of any such amendment or consent, the Purchaser shall furnish written notification of the substance of such amendment or consent to each Rating Agency, the Owner Trustee, and the Indenture Trustee.

(d)

It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 5.5.  Waivers.  No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 5.6.  Notices.  All demands, notices and communications pursuant to this Agreement to either party shall be in writing, personally delivered, or sent by telecopier, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth in Exhibit A attached hereto or at such other address as may be designated by it by notice to the other party.

SECTION 5.7.  Costs and Expenses.  The Transferor will pay all expenses incident to the performance of its obligations under this Agreement and all expenses in connection with the perfection as against third parties of the Purchaser’s right, title and interest in and to the Transferor Assets and the Purchaser agrees to pay expenses incident to the performance of its obligations under this Agreement.

SECTION 5.8.  Representations to Survive.  The respective agreements, representations, warranties and other statements by the Transferor and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date and any sale, transfer or assignment of the Receivables by the Purchaser.

SECTION 5.9.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5.10.  Counterparts.  This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

BANK ONE, NATIONAL ASSOCIATION,

as Transferor

By: /s/ Stephen Etherington

Name:

Stephen Etherington

Title:

Senior Vice President

BANK ONE AUTO SECURITIZATION LLC,

as Purchaser

By: /s/ Stephen Etherington

Name:

Stephen Etherington

Title:

Vice President

Exhibit A

Location of Transferor and the Purchaser

BANK ONE, NATIONAL ASSOCIATION

Address for Notice:

100 East Broad Street

Columbus, Ohio  43215

BANK ONE AUTO SECURITIZATION LLC

Address for Notice:

Mail Code DE1-1001

201 N. Walnut Street

Wilmington, Delaware  19801